[LOGO]    Investor Relations Contact:
                                       HAWK     Hawk Associates, Inc.
                                    ASSOCIATES, Frank Hawkins and Julie Marshall
                                       INC.     Phone: (305) 451-1888
[LOGO] UTG                                      E-mail: info@hawkassociates.com
UNIVERSAL TRAVEL GROUP                          http://www.hawkassociates.com

10940 Wilshire Blvd.  Suite 1600                           ---------------------
Los Angeles, CA 90024                                      News Release: FINAL
Contact: Jacalyn Guo                                       FOR IMMEDIATE RELEASE
e-mail: : Jacalyn@chutg.com                                ---------------------
Phone: (310) 443-4151
www.chutg.com


    Universal Travel Group Appoints Richard Randall to Board of Directors and
                     Chairman of Independent Audit Committee

LOS ANGELES and SHENZHEN, China -- September 7, 2007 -- Universal Travel Group (OTC Bulletin Board: UTVG) which operates through its wholly owned subsidiary, Shenzhen Yu Zhi Lu Aviation Service Company Ltd. (YZL), a leading air cargo transporter and air travel agency in Southern China, announced today the appointment of Richard Randall to the company's board of directors and as chairman of the company's independent audit committee.

Randall, who is a CPA, has held various senior level management positions during his career, including 26 years as a CFO. At his last post, Randall served as executive vice president, chief operating officer and chief financial officer for Direct Holdings Worldwide, LLC., the parent company for Time Life and the Lillian Vernon Corp. During Randall's tenure as Direct Holding's CFO, revenues increased from $200 to $500 million with the acquisition of Time Life.

Randall also served as the senior vice president and CFO of Coach, Inc. playing an integral part of the management team that led Coach's transition from its status as a division of Sara Lee to an independent, publicly owned company in one of the most successful IPOs in recent history.

Randall has also served as a director for various boards and committees, including Steve Madden Ltd., Burke Rehabilitation Hospital and Baruch College.

Chairman and Chief Executive Officer Ms. Jiangping Jiang said, "As Universal Travel expands its service offerings, Dick's background in dealing with publicly traded companies and mergers and acquisitions will be valuable to help us reach new levels of growth and bring greater returns to our shareholders."

Richard Randall said, "I am eager to join Universal Travel's board as they contemplate new acquisitions as part of their strategic growth in the travel, hotel booking, tour packaging and air cargo industries. This is an exciting time for the company as it moves closer towards its goal of becoming an industry leader."

About Universal Travel Group

Universal Travel Group, a leading air travel and air cargo transportation agency in Southern China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout China. The company's core services include booking services for air tickets and hotels as well as air


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cargo transportation and tour packaging for customers. Universal Travel recently completed the acquisitions of Shenzhen Speedy Dragon Enterprise Ltd., a nationwide cargo logistics company, Xi'an Golden Net Travel Serve Service Co., Ltd. which provides air tickets, train tickets and packaged tours, and Shanghai Lanbao Travel Service Co., Ltd., which owns and manages the award winning China Booking Association website http://www.cba-hotel.com/. Universal Travel's goal is to become China's leading travel services provider in the aviation, cargo, hotel booking and tour packaging segments. For more information, visit www.chutg.com.

A profile for investors can be accessed at http://www.hawkassociates.com/utvgprofile.aspx. For investor relations information regarding Universal Travel Group, contact Jacalyn Guo at (310) 443-4151, e-mail Jacalyn@chutg.com, or contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases, subscribe at http://www.hawkassociates.com/email.aspx.

Forward-looking Statement:

The statements in these news releases contain forward-looking information within the meaning of the Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties. In each case actual results may differ materially from such forward-looking statements. Any statements regarding targets for future results are forward-looking and actual results may differ materially. These are the company's targets, not predictions of actual performance.


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